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                                                                    EXHIBIT 10.4

March 23, 2004

Mr. Kevin Milne
62 Spurgate
Hutton Mount
Brentwood
Essex
CM13 2JT
United Kingdom

Dear Kevin,

I am pleased to offer you the position of Senior Vice President, International with SS&C Technologies, Inc. ("SS&C"), working at SS&C Technologies Limited (the "Company"), at its offices at Candlewick House, 120 Cannon Street, London EC4N 6AS. You will be reporting to me.

If you accept this offer of employment, it will be subject to the following terms:

1. Your employment will commence on June 7, 2004. The first three months will be treated as a probationary period during which time your employment may be terminated by me or by you on one month's notice. After that the notice period will be three months. No previous employment will be treated as continuous with your employment with the Company.

2. Your base salary will be L200,000 per annum. Payment will be made directly to your bank account at the end of each month.

3. You will also be paid a bonus of up to 50% of your annual salary based upon agreed upon metrics and my discretion, depending upon your performance and the financial performance of SS&C. During 2004 you will receive a guaranteed bonus of 15% of your annual salary. During 2004 both the guaranteed portion of your bonus and the discretionary portion, if any, will be pro rated from the date your employment starts until the end of the year. A proportionate share of the bonus guaranteed to you will be paid to you monthly during 2004. The discretionary portion, if any, will be paid to you in a lump sum no later than March 31, 2005. You must be employed by the Company to be eligible to be paid any portion of the bonus, whether guaranteed or discretionary.
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Kevin Milne
March 23, 2004
Page 2

4. On the first day of your employment you will be granted options to buy 37,500 shares of common stock of SS&C at an exercise price of the closing price of the stock on the Nasdaq Stock Exchange on the date of grant. The options will vest over four years, with 25% vesting on the first anniversary of the date of commencement of your employment and 1/36 each month thereafter. The options and your rights to them are subject to the terms of the SS&C 1998 Stock Incentive Plan, as it may be amended from time to time.

5. There is a Company pension scheme currently in place, which you will be eligible to join after your probationary period.

6. Your annual holiday entitlement, in addition to public holidays, will be 20 working days per annum (pro-rata).

7. Upon commencement of employment you will be eligible to join the SS&C Medical and Dental Plan.

Please note that it is an additional condition of the Terms and Conditions of Employment that you will sign a Contract of Employment that will include a Confidentiality Agreement. The Contract of Employment is enclosed.

I enclose a Staff Handbook which sets out the other terms and conditions of your employment and, except for the disciplinary and grievance procedures, forms part of your contract of employment. This document will be updated and subject to changes from time to time. In the event of a conflict: (i) the terms of this offer letter will prevail over the terms of the Contract of Employment and the Staff Handbook; and (ii) the terms of the Contract of Employment will prevail over the Staff Handbook.

If you wish to accept this offer of employment, please sign and return to me the enclosed copy of this letter and the Contract of Employment. You should retain a copy for your records.

I look forward to you joining SS&C and to a successful career.

Yours sincerely,

/s/ William C. Stone

William C. Stone
Chairman of the Board, President and Chief Executive Officer

Enclosures
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Kevin Milne
March 23, 2004
Page 3


I have read, understood and accept the Terms and Conditions of Employment as stated and referred to above and those contained in the Staff Handbook that are relevant to my employment. These Terms and Conditions and additional terms in the Staff Handbook constitute the entire understanding between me and SS&C.

Signed:  /s/ Kevin Milne
Date:  June 9, 2004
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                             CONTRACT OF EMPLOYMENT
                                (THE "AGREEMENT")


DATE OF COMMENCEMENT:               June 7, 2004

PARTIES: SS&C Technologies Limited of Candlewick House, 120 Cannon Street, London EC4N 6AS (the "Employer") and Kevin Milne (the "Employee")

1.       INTERPRETATION

         In this Agreement:-
         "Group Company"                        means any Company which is at,
                                                or at any time after, the date
                                                of this Agreement a subsidiary
                                                or the holding company of the
                                                Employer or any other subsidiary
                                                of any such holding company, as
                                                such terms are defined in
                                                Section 736 of the Companies Act
                                                1985.

         "Confidential Information"             means all information process or
                                                idea (whether recorded or not
                                                and, if recorded, in whatever
                                                form, on whatever media and by
                                                whomsoever recorded) (i) which
                                                relates to or has been developed
                                                from any system, software or
                                                other product or service offered
                                                by the Employer and/or any Group
                                                Company which is not generally
                                                known in the computer or
                                                securities industry (ii) that
                                                the Employer and/or the Group
                                                Company reasonably considers
                                                confidential (iii) that gives
                                                the Employer and/or any Group
                                                Company a competitive advantage
                                                or (iv) that affects or relates
                                                to the Employer and/or the Group
                                                Company, their business or their
                                                methods of operation.
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         "Intellectual Property"                means inventions, discoveries,
                                                designs and improvements; works
                                                in which copyright does or may
                                                subsist; and moral rights as
                                                defined by Section 77 and
                                                Section 80 of the Copyright
                                                Designs and Patents Act 1988;

1.1. References in this Agreement to statutory provisions shall (where the context so admits and unless otherwise expressly provided) be construed as references to those provisions as respectively amended, consolidated, extended or re-enacted from time to time and to any subordinate legislation made under the relevant statute.

It is AGREED as follows:

2. The Employee is employed by the Employer as Senior Vice President, International (the "Employment"). The Employer reserves the right to alter the duties of the Employee at any time during the Employment, including the notice period.

3. The Employee's principal place of work will be in London. During the course of the Employment, including the notice period the Employer may require the Employee to work in other locations within the United Kingdom or abroad should the job require him to do so from time to time.

4. The Employment will begin on the date stated on page 1 of this Agreement. The period of continuous employment with the Employer also will begin on that date.

5. This position is subject to a probationary period. After the probationary period the Employee is entitled to receive and is required to give three (3) months' notice of termination (which may be given on and operate from any working day). Where the Employment is terminated for Gross Misconduct, the Employer will be entitled to terminate without notice (please refer to the Disciplinary Procedure set out in the Staff Handbook).
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         The Employer reserves the right to make a payment in lieu of notice or to require the Employee to remain away from work during his notice period, or to perform other duties whichever may be more appropriate, at the Employer's sole discretion.

6. The remuneration will be L200,000 per annum, paid on a monthly basis in arrears by credit transfer into the Employee's bank account on the last working day of each calendar month. Deductions are made from wages/salaries for various statutory purposes (Income Tax, National Insurance, etc). The purpose of any other agreed deduction is clearly stated on a personal wage slip. The Employer reserves the right to require repayment of any loss sustained in relation to the property or monies of the Employer, client, customer, visitor or other employee during the course of Employment, as a result of the Employee's carelessness, negligence, recklessness, breach of Employer's Rules or dishonesty, either by deduction from salary or any other method acceptable to the Employer. This cause will also apply in cases of overpayment of any remuneration or other payments made by mistake or through misrepresentation or otherwise. The Employee will also be paid a bonus of up to 50% of his annual salary based upon agreed upon metrics and at the discretion of William C. Stone, Chief Executive Officer of SS&C Technologies, Inc., depending upon the Employee's performance and the financial performance of SS&C. During 2004 the Employee will receive a guaranteed bonus of 15% of his annual salary. During 2004 both the guaranteed portion of the Employee's bonus and the discretionary portion, if any, will be pro rated from the date his employment starts until the end of the year. A proportionate share of the bonus guaranteed to the Employee will be paid to him monthly during 2004. The discretionary portion, if any, will be paid to him in a lump sum no later than March 31, 2005. The Employee must be employed by the Company to be eligible to be paid any portion of the bonus, whether guaranteed or discretionary. On the first day of the Employee's employment he will be granted options to buy 37,500 shares of common stock of SS&C at an exercise price of the closing price of the stock on the Nasdaq Stock Exchange on the date of grant. The options will vest over four years, with 25% vesting on the first anniversary of the date of commencement of your employment and 1/36 each month thereafter. The options and the Employee's rights to them are subject to the terms of the SS&C 1998 Stock Incentive Plan, as it may be amended from time to time.

7. There is company pension scheme in operation in the firm, which the Employee will be eligible to join upon commencement of employment.

8. The Employee's normal working hours shall be 9.00am to 5.30pm on Mondays to Fridays. The Employee will however be required to work such other reasonable hours as are required for the proper performance of his duties.

9. The holiday entitlement, in addition to public holidays, will be 20 working days per annum. This year's entitlement will be on a pro-rata basis. For further details please refer to the Staff Handbook.

10. The Employer shall, by way of reimbursement, pay or procure to be paid to the Employee all reasonable expenses, wholly exclusively and necessarily incurred by him in or about the performance of his duties under this Agreement, provided the Employee provides reasonable evidence of such expenditure to the Employer.

11. If the Employee is absent from work for any reason he must follow the procedures for absence set out in the Staff Handbook. For the avoidance of doubt, these procedures are incorporated herein and form part of your contract. Failure to follow the procedures may result in the disciplinary procedure being instituted against him. Sick pay will be paid in accordance with the rules laid down in the Staff Handbook.

12. The Employee shall, unless prevented by ill-health or incapacity, devote to his duties, the whole of his time, attention and abilities. He is forbidden to offer his services as a private or self-employed person whether or not such services are intended to be performed inside or outside normal working hours in any way which does, or is likely in the opinion of the Employer to, cause conflict with the Employee's duties under this Agreement.
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13.      If the Employee, in the course of his Employment (whether alone or in conjunction with any other employee or agent of the Employer) shall create, make or discover any Intellectual Property or make any improvement upon or derivation from any existing work, whether or not the Intellectual Property has, or is capable of, patent, registered design, copyright, design right or other like protection, he shall immediately disclose such Intellectual Property to the Employer and shall at the Employer's request and expense do all such acts and execute all such documents as may be necessary to vest all rights in or relating to any such Intellectual Property in the same name of the Employer with the intention that all such rights shall (subject, in relation to patents, to any applicable provisions of the Patents Act
         1997) become the absolute property of the Employer or its nominee.

14.

14.1. The Employee shall not, except in the proper performance of his duties, or in pursuance of any obligation arising from any statutory enactment or order of a competent court or tribunal during the period of this Agreement or at any time after its termination (however arising) directly or indirectly make use of or divulge or communicate to any third party any of the Confidential Information of which he may have become possessed during the Employment save to the extent that any such information may be in the public domain.

14.2. All documents (including copies), disks, tapes and other material (in whatever medium) held by the Employer or Employee containing or referring to the Confidential Information or relating to the affairs and business of the Employer or any Group Company shall be the property of the Employer or the relevant Group Company and shall be delivered by him to the Employer upon request and in any event upon the termination of this Employment (however arising).

15.      Restrictive Covenants

         Each sub-clause and part of such sub-clause of the Restrictive Covenants in this Agreement are entirely separate and independent restrictions. If any restriction is held to be invalid or unenforceable by a Court of competent jurisdiction, it is intended and understood by the Employer and the Employee that such invalidity or unenforceability will not affect the remaining restrictions. If such a Court finds that the period of the restrictions or the area of the restriction is unenforceable they shall substitute for that period and/or area, a period and/or area which would enable the restriction to be enforceable. The Employee by signing this Agreement confirms that each of the restrictions in this Agreement go no further than is necessary to protect the legitimate business interest of the Employer and that the Employer will entitled to seek the protection of and enforce the restrictions against the Employee. The restrictions are as follows:

15.1.    Disclosure of Information

         The Employee shall never disclose, except during the performance of duties, Confidential Information concerning the business interest, affairs or trade secrets of the Employer to any person, firm or other agency whatsoever.

15.2.    Non-Soliciting

         The Employee covenants that he will not for a period of three (3) months after ceasing to be employed under this Agreement, without the prior written consent of the Employer, be involved in connection with the carrying on of any business similar to or in competition with the business of the Employer and/or any Group Company on his own behalf or on behalf of any person, firm or company directly or indirectly nor will the Employee:

         (i) seek to procure orders from or do business with any person, firm or company who has at any time during the previous three
                  (3) months or the period of his Employment, whichever is the shorter, done business with the Employer or any associated companies, or been a client or customer whom the Employee had introduced to the Employer or with whom he had any business dealing or knowledge.

         (ii) Either directly or indirectly through a third party endeavour to solicit or entice away from the Employer any persons who have at any time during the three (3) months or during the period of his Employment, whichever is the shorter, been employed or engaged by the Employer with whom he worked during the course of the Employment nor to knowingly approve the taking of such actions by any other firm, company or person;

         providing always that nothing in this clause shall prohibit the seeking or procuring of orders and the doing of business not related or similar to the business or businesses described above.

15.3.    Non Competition

         The Employee covenants with the Employer that he will not for the period of three (3) months after ceasing to be employed under this Agreement, without the prior written consent of the Employer, either alone or jointly with or as a manager, agent, consultant or employee of any firm, person or company directly or indirectly carry on or be engaged in any activity or business which shall be in competition with the business of the Employer and/or any associated companies in which the employee dealt either in the United Kingdom or any other countries in which the Employee has carried out business on behalf of the Employer or a Group Company during the course of his Employment.

15.4. After the termination of this Employment the Employee shall not without the consent of the Employer at any time thereafter represent himself still to be connected with the Employer or any Group Company.

16. A copy of the Disciplinary and Grievance Procedure is contained within the Staff Handbook. For the avoidance of doubt these procedures merely reflect the Employer's policy and do not form part of your contract of employment and are not therefore contractually enforceable.
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17.      This Agreement is governed by English Law and shall be construed in accordance with the laws of England and Wales and the parties submit to the exclusive jurisdiction of the English Courts.

18. The Terms and Conditions of Employment include the offer letter to you dated March 23, 2004 (the "Offer Letter"), this Contract of Employment and a Staff Handbook which sets out the other terms and conditions of your employment and, except for the disciplinary and grievance procedures, forms part of your contract of employment. This document will be updated and subject to changes from time to time. In the event of a conflict: (i) the terms of the Offer Letter will prevail over the terms of the Contract of Employment and the Staff Handbook; and (ii) the terms of the Contract of Employment will prevail over the Staff Handbook. With regards to the Disciplinary and Grievance Procedures for the avoidance of doubt, these do not form part of the Employee's Terms and Conditions of Employment. Generally the Handbook has been designed to summarise the Employer's Policies and Procedures and it is therefore important that the Employee familiarises himself with all its contents. The Employer reserves the right to amend the Handbook as it deems appropriate from time to time at its sole discretion.

Signed by the parties on date appearing at the bottom of this Agreement.

SIGNED:              /s/ William C. Stone
                     William C. Stone

duly authorised for and on behalf of

SS&C TECHNOLOGIES LIMITED

in the presence of:- Stephen V.R. Whitman


SIGNED:              /s/ Kevin Milne
                     Kevin Milne

in the presence of:- Stephen V.R. Whitman

Date:  June 9, 2004